Exhibit 5.1

Prairie Operating Co.

8636 N. Classen Boulevard

Oklahoma City, Oklahoma 73114

Ladies and Gentlemen:

We have acted as counsel to Prairie Operating Co., a Delaware corporation (the “Company”), with respect to the filing of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering the registration of the resale of an aggregate of 24,286,304 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company by certain stockholders (“Selling Stockholders”), consisting of:

(i)	1,190,055 shares of Common Stock (the “Selling Stockholder Shares”);

(ii)	3,475,250 shares (the “Series D Shares”) of Common Stock issuable upon the conversion of Series D preferred stock, par value $0.01 per share (the “Series D Preferred Stock”);

(iii)	3,475,250 shares (the “Series D A Warrant Shares”) of Common Stock issuable upon the exercise of outstanding Series A warrants (the “Series D A Warrants”);

(iv)	3,475,250 shares (the “Series D B Warrant Shares”) of Common Stock issuable upon the exercise of outstanding Series B warrants (the “Series D B Warrants”);

(v)	4,000,000 shares (the “Series E Shares”) of Common Stock issuable upon the conversion of Series D preferred stock, par value $0.01 per share (the “Series E Preferred Stock”);

(vi)	4,000,000 shares (the “Series E A Warrant Shares”) of Common Stock issuable upon the exercise of outstanding Series A warrants (the “Series E A Warrants”);

(vii)	4,000,000 shares (the “Series E B Warrant Shares”) of Common Stock issuable upon the exercise of outstanding Series B warrants (the “Series E B Warrants”); and

(viii)	670,499 shares (the “Exok Warrant Shares”) of Common Stock issuable upon the exercise of outstanding warrants issued to Exok (as defined below) (the “Exok Warrants”).

The Series D Shares, Series D A Warrant Shares, Series D B Warrant Shares, Series E Shares, Series E A Warrant Shares, Series E B Warrant Shares and Exok Warrant Shares are collectively referred to as the “Reserved Shares” and together with the Selling Stockholder Shares, the “Registered Shares.” All of the Registered Shares are being registered on behalf of the Selling Stockholders. The Selling Stockholder Shares were issued pursuant to conversion of the Amended and Restated Debenture with Bristol Investment Fund, Ltd., the convertible promissory note with Creecal Holdings LLC and the convertible promissory note with Alpha Capital Anstalt. The Series D Preferred Stock, Series D A Warrants and Series D B Warrants were issued pursuant to Securities Purchase Agreements, dated May 3, 2023, between the Company and each Selling Stockholder (“Series D SPAs”). The Series E Preferred Stock, Series E A Warrants and Series E B Warrants were issued pursuant to Securities Purchase Agreements, dated August 15, 2023, between the Company and each Selling Stockholder (“Series E SPA,” together with the Series D SPAs, the “SPAs”). The Exok Warrants were issued as consideration for the Company’s exercise of its option to purchase certain oil and gas leases from Exok pursuant to the Amended and Restated Purchase and Sale Agreement, dated May 3, 2023 (the “Exok PSA”), by and among the Company, Prairie Operating Co., LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company, and Exok, Inc., an Oklahoma corporation (“Exok”).

In connection with this opinion, we have examined and relied upon (i) the Registration Statement and the Prospectus, (ii) the Company’s Second Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, each as currently in effect, (iii) the SPAs, (iv) the Certificate of Designation Of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D Certificate of Designation”), (v) the Series D A Common Stock Purchase Warrants (the “Series D A Purchase Warrants”) and Series D B Common Stock Purchase Warrants (the “Series D B Purchase Warrants”); (vi) the Certificate of Designation Of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Series E Certificate of Designation”), (vii) the Series E A Common Stock Purchase Warrants (the “Series E A Purchase Warrants”) and Series E B Common Stock Purchase Warrants (the “Series E B Purchase Warrants”); (viii) the Exok Common Stock Purchase Warrant (the “Exok Purchase Warrants”); (ix) the records of corporate proceedings with respect to the reverse stock split (as described in the Registration Statement and the Prospectus, the “Reverse Stock Split”), including the Certificate Of Amendment to the Amended and Restated Certificate of Incorporation; and (x) the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company, and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (d) all persons executing and delivering the documents we examined were competent to execute and deliver such documents.

In connection with this opinion, we have assumed that (a) the Series D Shares will have been issued in accordance with the terms of the Series D Certificate of Designation; (b) the Series D A Warrant Shares will have been issued in accordance with the terms of the Series D A Purchase Warrants; (c) the Series D B Warrant Shares will have been issued in accordance with the terms of the Series D B Purchase Warrants; (d) the Series E Shares will have been issued in accordance with the terms of the Series E Certificate of Designation; (e) the Series E A Warrant Shares will have been issued in accordance with the terms of the Series E A Purchase Warrants; (f) the Series E B Warrant Shares will have been issued in accordance with the terms of the Series E B Purchase Warrants; (g) the Exok Warrant Shares will have been issued in accordance with the terms of the Exok Purchase Warrants; (h) the Reserved Shares will have been issued in the manner described in the Registration Statement and the Prospectus, (i) all of the Registered Shares will be sold in compliance with applicable federal and state securities laws and in the manner specified in the Prospectus and the Registration Statement; (j) the Prospectus identifying the Selling Stockholders will be delivered to any purchaser of the Registered Shares as required in accordance with applicable federal and state securities laws; and (k) the Registration Statement, and any subsequent amendments (including additional post-effective amendments), will be effective and comply with all applicable laws.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

1.	The Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and nonassessable.

2.	The Series D Shares, when issued upon conversion of the Series D Preferred Stock in accordance with the Series D Certificate of Designation, will be validly issued, fully paid and nonassessable.

3.	The Series D A Warrant Shares, when issued and paid for upon exercise of the Series D A Warrants in accordance with the terms of the Series D A Purchase Warrants, will be validly issued, fully paid and nonassessable.

4.	The Series D B Warrant Shares, when issued and paid for upon exercise of the Series D B Warrants in accordance with the terms of the Series D B Purchase Warrants, will be validly issued, fully paid and nonassessable.

5.	The Series E Shares, when issued upon conversion of the Series E Preferred Stock in accordance with the Series E Certificate of Designation, will be validly issued, fully paid and nonassessable.

6.	The Series E A Warrant Shares, when issued and paid for upon exercise of the Series E A Warrants in accordance with the terms of the Series E A Purchase Warrants, will be validly issued, fully paid and nonassessable.

7.	The Series E B Warrant Shares, when issued and paid for upon exercise of the Series E B Warrants in accordance with the terms of the Series E B Purchase Warrants, will be validly issued, fully paid and nonassessable.

8.	The Exok Warrant Shares, when issued and paid for upon exercise of the Exok Warrants in accordance with the terms of the Exok Purchase Warrants, will be validly issued, fully paid and nonassessable.

Our opinions expressed herein are limited in all respects to the General Corporation Law of the State of Delaware, which includes all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the federal laws of the United States of America. We do not express any opinion as to the applicability of, or the effect thereon, of the laws of any other jurisdiction, domestic or foreign.

We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom. Our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and the reference to Vinson & Elkins L.L.P. under the caption “Legal Matters” in the Registration Statement and the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.